UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 23, 2013

TRIDENT BRANDS INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	000-53707	20-1367322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 South Executive Dr. Suite 101, Brookfield, WI., 53005
(Address of principal executive offices)

(414) 839-2879
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. In some cases, you can identify forward-looking statements by terms such as “anticipates”, “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, “projects”, “should”, “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

•	our anticipated growth strategies and our ability to manage the expansion of our business operations effectively;
•	our ability to keep up with rapidly changing technologies and evolving industry standards;
•	our ability to source our needs for skilled employees;
•	the loss of key members of our senior management; and
•	uncertainties with respect to the legal and regulatory environment surrounding our technologies.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

As used in this current report, the terms “our company”, “we”, “us” and “our” refer to Trident Brands Incorporated (formerly Sandfield Ventures Corp.), a Nevada company.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Assignment Agreement

On June 4, 2013, a trade mark license agreement was entered into among Everlast World’s Boxing Headquarters Corp., International Brand Management & Licensing, Sports Nutrition Products, Inc. and Manchester Capital, Inc. (the “Trade Mark License Agreement”).  Pursuant to this agreement, Everlast Boxing granted a licence to Sports Nutrition to use certain Trade Marks (of Everlast Boxing) in respect of nutritional products. Manchester Capital agreed to guarantee the performance by the Sports Nutrition.  In exchange for the grant of the license by Everlast Boxing, Sports Nutrition agreed to pay, due on a quarterly basis, an annual minimum guaranteed royalty of:

1.	Nil in 2013;
2.	$120,000 in 2014 (50% of which has been paid as of the most recent quarter);
3.	$235,000 in 2015;
4.	$320,000 in 2016;
5.	$345,000 in 2017; and
6.	from 2018 onwards, the greater of:
a.	75% of the previous year’s royalty calculation; or
b.	the previous year’s annual minimum guaranteed royalty plus 10%.

On December 23, 2013, we entered into a deed of assignment agreement with Everlast Boxing, International Brand Management & Licensing, Sports Nutrition and Manchester Capital (the “Assignment Agreement”). Pursuant to the Assignment Agreement, Everlast Boxing, International Brand and Manchester Capital consented to and Sports Nutrition agreed to assign to our company the rights and obligations arising from the Trade Mark License Agreement.  Further, we agreed to perform the obligations of the Trade Mark License Agreement through our wholly-owned subsidiary, Sports Nutrition Products Inc.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on December 23, 2013, we entered into the Assignment Agreement. Pursuant to the Assignment Agreement, Everlast Boxing, International Brand and Manchester Capital consented to and Sports Nutrition agreed to assign to our company the rights and obligations arising from the Trade Mark License Agreement.  Further, we agreed to perform the obligations of the Trade Mark License Agreement through our wholly-owned subsidiary, Sports Nutrition Products Inc.

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.  Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

Sandfield Ventures Corp. was incorporated in the state of Nevada in 2007.  Its primary business was resource exploration in that state. Management of our company decided to take on a new direction for the business. The new strategy is to focus on consumer goods – primarily branded nutrition products and ingredients.  On June 12, 2013 the Board of Directors approved an agreement and plan of merger with a wholly-owned subsidiary called Trident Brands Incorporated.  At that point it affected the name change from Sandfield Ventures Corp. to Trident Brands Incorporated.

On July 9, 2013, our company's board of directors approved a resolution to effect a 4 for 1 forward split. Upon effect of the forward split, our authorized capital increased from 75,000,000 to 300,000,000 shares of common stock and correspondingly, our issued and outstanding shares of common stock will be increased from 7,000,000 to 28,000,000 shares of common stock, all with a par value of $0.001

On August 1, 2013, our directors approved the adoption of a 2013 Stock Option Plan which permits us to issue up to 4,200,000 shares of its common stock to directors, officers, employees and consultants of our company upon the exercise of stock options granted under the 2013 Stock Option Plan.

On December 23, 2013, we took on an agreement with Everlast World’s Boxing Headquarters Corp., International Brand Management & Licensing. Through this agreement, we received a 15 year license to market and sell products in the nutritional foods and supplements category under the Everlast® brand. Trident’s licensing agreement enables it to introduce a portfolio of nutritional products in categories such as supplements and functional foods using this brand mark.

Effective March 21, 2014, we appointed the following individuals as officers and directors:

•	Donald MacPhee was appointed to our Board of Directors, Chairman of the Audit Committee and as a member of the Corporate Governance Committee.
•	Scott Chapman was appointed to our Board of Directors, Chairman of the Corporate Governance Committee, member of the Audit Committee and member of the Compensation Committee.
•	Michael Browne was appointed as our President, Chief Financial Officer, Treasurer and Secretary.
•	Peter Salvo was appointed as our Controller.

Mark Holcombe resigned as Chief Executive Officer, President, Secretary and Treasurer, and has been appointed as Chairman of the Board of Directors and Chairman of the Compensation Committee. Mr. Holcombe's resignation as Chief Executive Officer, President, Secretary and Treasurer was not the result of any disagreement with our company regarding its operations, policies, practices or otherwise.

On May 5, 2014, we entered into a Product Development Agreement with Continental Ingredients Canada Inc. with respect to our plan to commercialize nutritional supplements and functional food and beverage products for sales in North America.

Under the Agreement, we have engaged Continental Ingredients on an exclusive basis to provide services for the development, manufacturing and supply of our products for a period of five years commencing on May 5, 2014 and ending on May 5, 2019, such term to renew automatically for a further 12 months unless either party delivers written termination notice six months prior to the expiration of the initial term or renewal period.

On May 5, 2014, we appointed Robert Campbell and Karen Arseneault as special advisors.

Also on May 5, 2014, we granted an aggregate of 2,875,000 stock options to directors, officers, employees and consultants of our company pursuant to our 2013 Stock Plan. The stock options are exercisable for five years from the date of grant at exercise prices of $0.75 per share for shares vesting 12 months from the date of issuance, $1.00 per share for shares vesting 24 months from the date of issuance and $1.50 for shares vesting 36 months from the date of issuance. Of the 2,875,000 stock options granted, we granted:

1.	1,125,000 stock options to our President, Chief Financial Officer, Treasurer and Secretary, Michael Browne;
2.	300,000 stock options to each of our directors, Donald MacPhee, Scott Chapman, Mark Holcombe;
3.	150,000 stock options to its controller, Peter Salvo; and
4.	350,000 stock options to each of our special advisors, Robert Campbell and Karen Arseneault.

Our administrative office is located at 200 South Executive Drive, Suite 101, Brookfield, Wisconsin, 53005. Our fiscal year end is November 30.

Business Overview

We are an emerging growth company focused on developing consumer products and/or consumer product ingredients.

Our objective is the creation of value through strategic investments in high growth early stage consumer brands and ingredients businesses. We intend to focus on control investments in companies within segment/sectors which are currently experiencing long term growth. Our goal is to provide our shareholders with private equity like returns through strategic investments in multiple branded platforms.

We are targeting the follow growth segments that include the following:

•	Brand licenses or consolidated licenses;
•	Functional food and beverage;
•	Food/beverage ingredients with competitive differentiation;
•	Life science technology that have applications in consumer products;
•	Natural and organic food and beverage; and
•	Intellectual property and/or licenses in recognized brand platforms.

We will identify products or brands with competitive advantage that meet specific criteria:

•	extending established brands with existing equity;
•	delivering consumer benefits with unique technology or intellectual properties; and
•	targeting dynamic growth segments.

Our company brings together expertise in branded consumer products marketing, sales, corporate finance, private equity. The principals of our company have experience in developing and commercializing consumer products in global companies and specialty markets.

Additional Investment Strategy

Our company may seek to acquire majority and/or control positions through common and preferred equity, senior secured, unsecured, and convertible debt in organizations who meet our investment hurdles. Through our management and directors’ expertise in both consumer goods and investment experience, we seek to provide our shareholders with near term accretive value and liquidity. Through strategic investments and controlled organic growth, we may seek to provide our investors with solid short and long turn returns and yields.

We will consider a range of investment approaches to meet our value creation goal while mitigating risk by creating a diverse portfolio of companies:

•	Make strategic controlled investments in high growth companies;
•	evaluate and execute strategic acquisitions of divisions of larger corporations through leverage buyouts;
•	Merge brands/business lines into larger multi-national companies; and
•	Build strategic brands organically.

Sources of Competitive Advantage.

Product Development:

Our company has a unique, five-year renewable product supply partnership agreement with Continental Ingredients Canada Inc. Continental Ingredients is a food and beverage ingredient manufacturer and distributor in Canada and the United States. Continental Ingredients provides access to a network of North American and global scale ingredient suppliers and Co. manufacturers with product development and manufacturing capabilities.  Through this partnership, we will be able to  efficiently develop products that can compete and win against larger scale, established competition.

Lean operations:

Trident will not invest capital in proprietary R&D, manufacturing, or logistics assets. Its strategy is to outsource/contract for these functions, creating unique solutions tailored to each market opportunity.  This approach allows for greater flexibility than larger scale competitors, while managing the business to a low breakeven point.  Route to market strategy on each product will be designed to maximize margin capture. Since we do not have investment in distribution assets or salesforce, we can identify and apply the best sales platform specific to each target opportunity.

Industry Expertise:

The principals of Trident Brands Incorporated, its special advisory board, and its partnerships combine broad executive experience. This combination of management expertise benefits Trident in two ways.  First, the operations of our company will be informed by experience in all facets of consumer goods commercial execution, financial management, managing licenses and partnerships, private equity and acquisition strategy.  Second, our company has a network of industry contacts, creating exposure to a broad range of new business opportunities.

Product Range:

Our company is considering a number of different investment ideas to deliver a diverse growth portfolio. Through its industry network, the principals of Trident Brands have a number of development opportunities on the radar screen. All options will be assessed using rigorous assessment/due diligence practices built on private equity experience.  Market criteria will include financial attractiveness, probability of market success, and strategic fit with our skills and resources. Currently Trident Brands is reviewing business concepts in the following categories:

•	Brand licenses or consolidated licenses
•	Functional food and beverage
•	Food/beverage ingredients with competitive differentiation
•	Life Science technology that have applications in consumer products
•	Natural and organic food and beverage
•	Intellectual property and/or licenses in recognized brand platforms

First Brand Launch – Everlast® Line of Nutrition Products

Trident Brands will launch a line of nutrition supplement products under the brand name Everlast®. Trident has acquired a license from IBML (a worldwide leader in brand licensing) for the internationally recognized brand Everlast® in the sports nutrition category, North America. Key facts about Everlast®.

•	Since 1910, Everlast® has been the preeminent brand in the world of combat sports and is among the most dominant brands in the overall sporting goods, fitness and lifestyle industries.

•	Everlast® is the market leader in nearly all of its product categories.
•
Everlast® products are sold in over 20,000 retail locations throughout the United States and Canada, including a variety of department stores, specialty stores, catalogue operations and better mass merchandisers and online.

Market Opportunity:

In the United States, dietary supplement sales are projected to hit $33 billion in 2013 (Source: Nutrition Business Journal).  This market segment has grown from $22 billion in 2005, with growth rates of 7% annually in each of the last four years.  This market is significantly faster growing then overall consumer goods sales. US supermarket sales have increased 2.8% over the last 12 months. (Source: Advance Monthly Sales for retail and food services).

This segment is expected to continue dynamic growth, driven by favorable demographic trends, increased media coverage of dietary issues with processed foods, and greater emphasis on preventive health/wellness practices in the healthcare industry.

Competition:

The dietary supplement segment is highly fragmented across brands, companies, and distribution points. There are no dominant players.

The major retail competition is General Nutrition Corporation (“GNC”). GNC has nearly $2.5 billion in revenue across all countries. GNC holds a 5% share of the US market segment.  GNC’s success is an indicator of the attractiveness of the segment. GNC’s current Earnings Before Interest, Taxes, Depreciation and Amortization is reported at 19.7%.

HerbaLife International and Sensa are two companies with strong sales and distribution. Each of these companies has recently received media coverage questioning its business practices and/or product claims.  These cases demonstrate that there is a business opportunity for a trusted brand such as Everlast®, supported by hard science.

The majority of segment volume is marketed under an array of specialty brands with limited brand recognition.  These brands rely on viral marketing or aggressive distribution tactics for success. Everlast® can take share from this competitive set through superior brand recognition. Its awareness level is high with the target group and therefore can be marketed more efficiently and convert consumers to sale with lower incentives.

Product line:

We will launch 6 – 8 unique Everlast® products over a 24 month period.  Each product will be targeted at a significant sector of the dietary supplement category (e.g. weight management, muscle tone, etc.)  Each product will feature a proprietary active ingredient that has a clinically supported hard nutrition claim.

The first product launch will be “Everlast® Lean. Weight Management System”. This product will be sold to consumers as a 2 part supplement plan:

•
Sachet powder drink mix packaged in single serve portions. Intended for daily use, this product features a patented active ingredient called Fabuless™.  The active ingredient has proven in human clinical studies to suppress appetite and leads to a net calorie intake reduction of 20%. Koninklijke DSM N.V. (“DSM”), a global materials and ingredients company, would supply the active ingredient on a nonexclusive basis pursuant to their normal course of business, of which we have not entered into any agreements with.

•
Tablet form supplement intended for daily use.  This supplement includes a patented active ingredient called TeavigoTM. This ingredient has proven in clinical studies to support/boost metabolism. DSM, a global materials and ingredients company, is supplying the active ingredient on a nonexclusive basis pursuant to their normal course of business, of which we have not entered into any agreements with.

Route to market for Everlast® nutrition products:

We will employ an e-commerce distribution platform, selling direct to consumer through a secure online retail site and fulfillment service.  Ecommerce has become a mainstream retail channel, growing 10% a year, and by 2017 will constitute 10% of all retail sales in the United States.  Importantly, it is especially effective in the dietary supplements segment, representing approximately 50% of industry sales.

E-commerce will allow us to adapt the marketing message and targeting to optimize its effectiveness. In addition, it enables quick speed to market with new products. Whereas a traditional retail selling cycle may take up to six months, e-commerce product sales can begin immediately with national distribution as soon as the manufacturing process is complete. E-commerce also allows a higher gross margin percent on the selling price since that margin is not shared with a wholesaler or retailer.

Material Contracts

On June 4, 2013, the Trade Mark License Agreement was entered into, as previously disclosed.  Pursuant to this agreement, Everlast Boxing granted a licence to Sports Nutrition to use certain Trade Marks (of Everlast Boxing) in respect of nutritional products. Manchester Capital agreed to guarantee the performance by the Sports Nutrition.  In exchange for the grant of the license by Everlast Boxing, Sports Nutrition agreed to pay, due on a quarterly basis, an annual minimum guaranteed royalty of:

1.	Nil in 2013;
2.	$120,000 in 2014 (50% of which has been paid as of the date of the most recent quarter);
3.	$235,000 in 2015;
4.	$320,000 in 2016;
5.	$345,000 in 2017; and
6.	from 2018 onwards, the greater of:
a.	75% of the previous year’s royalty calculation; or
b.	The previous year’s annual minimum guaranteed royalty plus 10%.

On December 23, 2013, we entered into the Assignment Agreement. Pursuant to the Assignment Agreement, Everlast Boxing, International Brand and Manchester Capital consented to and Sports Nutrition agreed to assign to our company the rights and obligations arising from the Trade Mark License Agreement.  Further, we agreed to perform the obligations of the Trade Mark License Agreement through our wholly-owned subsidiary, Sports Nutrition Products Inc.

On May 5, 2014, we entered into a Product Development Agreement with Continental Ingredients Canada Inc. with respect to our plan to commercialize nutritional supplements and functional food and beverage products for sales in North America (the “Product Agreement”).

Under the Agreement, our company has exclusively engaged Continental Ingredients to provide services for the development, manufacture and supply of our products for a period of five years commencing on May 5, 2014 and ending on May 5, 2019, such term to renew automatically for a further 12 months unless either party delivers written termination notice six months prior to the expiration of the initial term or renewal period.

Continental Ingredients will submit for approval from our company, proposals for the production of any products. Once product specifications have been approved by us, the parties will enter into separate production agreements for the manufacturing, pricing and distribution of the products (the “Production Agreements”). The pricing of the products under any Production Agreements will result in a gross margin to Continental Ingredients of between 20 to 30 percent, as more particularly described in the Product Agreement.

Our company will remain the sole owner or licensee of all intellectual property rights associated with the products.

On May 1, 2014, we obtained a short term loan of $200,000 from Rene Arseneault. The loan bears interest at the rate of 8.0% per annum, payable on maturity, calculated on the principle amount of the loan outstanding. Unless paid earlier, the loan and accrued and unpaid interest shall be payable in full on April 30, 2015. As of May 31, 2014, the full amount of the loan is outstanding and the accrued interest expense is $1,333.

On May 31, 2014, there is a loan payable due to Mark Holcombe, a director of our company, for $56,776 that is non-interest bearing with no specific repayment terms. This loan was by oral agreement.

Intellectual Property

Our trademarks pursuant to the Assignment Agreement are:

1.

2.

3.

GREATNESS IS WITHIN
4.

EVERLAST SPORT

Our internet site is located at www.Tridentbrands.com.

Government Regulation

Our operations are subject to numerous federal, state and local laws and regulations in the United States and Canada in areas such as food and nutrition regulation, consumer protection, government contracts, trade, environmental protection, labor and employment, tax, licensing and others. For example, in the U.S., most states have food and nutrition laws and regulations directed specifically toward our industry.

The formulation, manufacturing, packaging, labeling, distribution, advertising, licensing, sale and storage of our products are affected by laws and governmental regulations.  New regulations or changes in the interpretations of existing regulations may result in significant compliance costs or discontinuation of product sales and may negatively impact the marketing of our products, resulting in loss of sales revenues. We are subject to FDA rules for current good manufacturing practices, or cGMPs, for the manufacture, packing, labeling and holding of dietary supplements distributed in the United States.  Trident has retained supply partners that implement a comprehensive quality assurance program designed to

The health and nutrition industry is also subject to requirements, codes and standards imposed by various insurance, approval and listing and standards organizations. Depending upon the type of food product and requirements of the applicable local governmental jurisdiction, adherence to the requirements, codes and standards of such organizations is mandatory in some instances and voluntary in others.

Amount Spent on Research and Development the Last Two Fiscal Years

We have not spent any money during each of the last two fiscal years on research and development activities.

Employees and Employment Agreements

Our officers and directors do not have written employment contracts with us. We presently do not have pension, health, annuity, insurance, profit sharing or similar benefit plans; however, we may adopt plans in the future. Except for our stock option plan, which no options have been issued, there are presently no personal benefits available to our officers and directors. Our officers and directors will handle our administrative duties.

Our only employee is our President, Chief Financial Officer, Treasurer and Secretary, Michael Browne. Mr. Browne currently devotes 100% of his time to the company.  Mr. Browne entered into an employment contract with us beginning on March 18, 2014 for a term of one year.  Pursuant to this contract, Mr. Browne is to act as our President.  In exchange for his services to our company as President, we will compensate Mr. Browne with a base annual salary of $5,000 prior to the start of consumer sales, and $10,000 monthly thereafter. Additionally, Mr. Browne will receive the following equity options granted pursuant to our Stock Option Plan:

1.	375,000 options at $0.75 vesting at 12 months
2.	375,000 options at $1.00 vesting at 24 months; and
3.	375,000 options at $1.50 vesting at 36 months.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

RISKS RELATED TO OUR BUSINESS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this current report on Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occur, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

We have a limited operating history with significant losses and expect losses to continue for the foreseeable future.

We have yet to establish any history of profitable operations and, as at May 31, 2013, have incurred a net loss of $278,159 since our inception on November 5, 2007. Our business operations began in 2007 and have resulted in net losses in each year. We have generated only nominal revenues since our inception and do not anticipate that we will generate revenues which will be sufficient to sustain our operations in the near future. Our profitability will require the successful commercialization and sales of our planned products. We may not be able to successfully achieve any of these requirements or ever become profitable.

There is doubt about our ability to continue as a going concern due to recurring losses from operations, accumulated deficit and insufficient cash resources to meet our business objectives, all of which means that we may not be able to continue operations.

Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the years ended November 30, 2013 and 2012 with respect to their doubt about our ability to continue as a going concern. As discussed in Note 3 to our financial statements for the years ended November 30, 2013 and 2012, we have generated operating losses since inception, and our cash resources are insufficient to meet our planned business objectives, which together raises doubt about our ability to continue as a going concern.

We could face intense competition, which could result in lower revenues and higher expenditures and could adversely affect our results of operations.

Unless we keep pace with changing market demands, we could lose existing customers and fail to win new and retain any future customers. In order to compete effectively in the food and nutrition industry, we must continually design, develop implement and market new and/or enhanced products and strategies. Our future success will depend, in part, upon our ability to address the changing and sophisticated needs of the marketplace. Our strategy of expanding our food and nutrition business could adversely affect our business operations and financial condition.

Further, we expect to derive over a significant amount of revenue from our food and nutrition products, which are often non-standard, involve competitive bidding, and may produce volatility in earnings and revenue.

Our plan to pursue sales of our product in international markets may be limited by risks related to conditions in such markets.

We are governed by only three persons serving as directors and officers which may lead to faulty corporate governance.

We have not implemented various corporate governance measures nor have we adopted any independent committees as we presently do not have any independent directors.

We must attract and maintain key personnel or our business will fail.

Success depends on the acquisition of key personnel. We will have to compete with other companies both within and outside the food and nutrition industry to recruit and retain competent employees. If we cannot maintain qualified employees to meet the needs of our anticipated growth, this could have a material adverse effect on our business and financial condition.

We may not be able to secure additional financing to meet our future capital needs due to changes in general economic conditions.

We anticipate requiring significant capital to fulfill our contractual obligations (as noted in our audited financial statements), continue development of our planned products to meet market evolution, and execute our business plan, generally.  We may use capital more rapidly than currently anticipated and incur higher operating expenses than currently expected, and we may be required to depend on external financing to satisfy our operating and capital needs. We may need new or additional financing in the future to conduct our operations or expand our business. Any sustained weakness in the general economic conditions and/or financial markets in the United States or globally could adversely affect our ability to raise capital on favorable terms or at all. From time to time we have relied, and may also rely in the future, on access to financial markets as a source of liquidity to satisfy working capital requirements and for general corporate purposes. We may be unable to secure debt or equity financing on terms acceptable to us, or at all, at the time when we need such funding. If we do raise funds by issuing additional equity or convertible debt securities, the ownership percentages of existing stockholders would be reduced, and the securities that we issue may have rights, preferences or privileges senior to those of the holders of our common stock or may be issued at a discount to the market price of our common stock which would result in dilution to our existing stockholders. If we raise additional funds by issuing debt, we may be subject to debt covenants, which could place limitations on our operations including our ability to declare and pay dividends. Our inability to raise additional funds on a timely basis would make it difficult for us to achieve our business objectives and would have a negative impact on our business, financial condition and results of operations.

Our business and operating results could be harmed if we fail to manage our growth or change.

Our business may experience periods of rapid change and/or growth that could place significant demands on our personnel and financial resources. To manage possible growth and change, we must continue to try to locate skilled professionals in the food and nutrition industry and adequate funds in a timely manner.

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.

We have achieved no revenues and have limited assets. There can be no assurance that we will ever operate profitably. We have a limited operating history. Our success is significantly dependent on the successful marketing and sales of our food and nutritional products, which cannot be guaranteed. Our operations will be subject to all the risks inherent in the uncertainties arising from the absence of a significant operating history. We may be unable to complete the marketing and implementation of our food and nutritional products and operate on a profitable basis. Potential investors should be aware of the difficulties normally encountered by enterprises in the development stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

If our intellectual property is not adequately protected, then we may not be able to compete effectively and we may not be profitable.

Our commercial success may depend, in part, on obtaining and maintaining patent protection, trade secret protection and regulatory protection of our technologies and product candidates as well as successfully defending third-party challenges to such technologies and candidates. We will be able to protect our technologies and product candidates from use by third parties only to the extent that valid and enforceable patents, trade secrets or regulatory protection cover them and we have exclusive rights to use them. The ability of our licensors, collaborators and suppliers to maintain their patent rights against third-party challenges to their validity, scope or enforceability will also play an important role in determining our future.

The patent positions of technology related companies can be highly uncertain and involve complex legal and factual questions that include unresolved principles and issues. No consistent policy regarding the breadth of claims allowed regarding such companies’ patents has emerged to date in the United States, and the patent situation outside the United States is even more uncertain. Changes in either the patent laws or in interpretations of patent laws in the United States or other countries may diminish the value of our intellectual property. Accordingly, we cannot predict with any certainty the range of claims that may be allowed or enforced concerning our patents.

We may also rely on trade secrets to protect our technologies, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. While we seek to protect confidential information, in part, through confidentiality agreements with our consultants and scientific and other advisors, they may unintentionally or willfully disclose our information to competitors. Enforcing a claim against a third party related to the illegal acquisition and use of trade secrets can be expensive and time consuming, and the outcome is often unpredictable. If we are not able to maintain patent or trade secret protection on our technologies and product candidates, then we may not be able to exclude competitors from developing or marketing competing products, and we may not be able to operate profitability.

If we are the subject of an intellectual property infringement claim, the cost of participating in any litigation could cause us to go out of business.

There has been, and we believe that there will continue to be, significant litigation and demands for licenses in our industry regarding patent and other intellectual property rights. Although we anticipate having a valid defense to any allegation that our current products, production methods and other activities infringe the valid and enforceable intellectual property rights of any third parties, we cannot be certain that a third party will not challenge our position in the future. Other parties may own patent rights that we might infringe with our products or other activities, and our competitors or other patent holders may assert that our products and the methods we employ are covered by their patents. These parties could bring claims against us that would cause us to incur substantial litigation expenses and, if successful, may require us to pay substantial damages. Some of our potential competitors may be better able to sustain the costs of complex patent litigation, and depending on the circumstances, we could be forced to stop or delay our research, development, manufacturing or sales activities. Any of these costs could cause us to go out of business.

We could lose our competitive advantages if we are not able to protect any our food and nutritional products and intellectual property rights against infringement, and any related litigation could be time-consuming and costly.

Our success and ability to compete depends to a significant degree on our license and the ability to use our food and nutritional products. If any of our competitor’s copies or otherwise gains access to any of our competitive advantages or develops similar products independently, we would not be able to compete as effectively.

We also consider our assigned trademarks invaluable to our ability to continue to develop and maintain the goodwill and recognition associated with our brand. These and any other measures that we may take to protect our intellectual property rights, which presently are based upon a combination of copyright, trade secret and trademark laws, may not be adequate to prevent their unauthorized use.

Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. In addition, notwithstanding any rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights, including claims based upon the content we license from third parties or claims that our intellectual property right interests are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our service marks or require us to make changes to our website or other of our technologies.

If we fail to effectively manage our growth our future business results could be harmed and our managerial and operational resources may be strained.

As we proceed with the commercialization of our technology, we expect to experience significant and rapid growth in the scope and complexity of our business. We will need to add staff to market our services, manage operations, handle sales and marketing efforts and perform finance and accounting functions. We will be required to hire a broad range of additional personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a materially adverse effect on our business and financial condition.

Our services may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.

Our industry is characterized by rapid changes market demands. As a result, our products may quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to and anticipate market demands, develop new products and enhance our current products on a timely and cost-effective basis. Further, our products must remain competitive with those of other companies with substantially greater resources. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products or enhanced versions of existing products. Also, we may not be able to adapt new or enhanced services to emerging industry or governmental standards.

Our failure to appropriately respond to changing consumer preferences and demand for new products or product enhancements could significantly harm product sales and harm our financial condition and operating results.

Our business is subject to changing consumer trends and preferences, especially with respect to weight management products. Our success depends on our ability to anticipate and respond to these changes, and we may not respond in a timely or commercially appropriate manner to such changes. The nutritional supplement industry is characterized by rapid and frequent changes in demand new product introductions and enhancements. Our failure to predict these trends could negatively impact consumer opinion of our products.

If we do not introduce new products or make enhancements to adequately meet the changing needs of our customers, some of our products could fail in the marketplace, which could negatively impact our revenues, financial condition and operating results.

The business of marketing weight management and nutrition products is highly competitive and sensitive to the introduction of new products or weight management plans, including various prescription drugs, which may rapidly capture a significant share of the market. These market segments include numerous manufacturers, distributors, marketers, retailers and physicians that actively compete for the business of consumers.

For example, if our competitors develop other diet or weight management treatments that prove to be more effective than our products, demand for our products could be reduced. Accordingly, we may not be able to compete effectively in our markets and competition may intensify.

In addition, because the industry in which we operate is not particularly capital intensive or otherwise subject to high barriers to entry, it is relatively easy for new competitors to emerge who will compete with us.

We are affected by laws and governmental regulations with potential penalties or claims, which could harm our financial condition and operating results.

The formulation, manufacturing, packaging, labeling, distribution, advertising, licensing, sale and storage of our products are affected by laws and governmental regulations.

New regulations or changes in the interpretations of existing regulations may result in significant compliance costs or discontinuation of product sales and may negatively impact the marketing of our products, resulting in loss of sales revenues.  We are subject to FDA rules for current good manufacturing practices, or cGMPs, for the manufacture, packing, labeling and holding of dietary supplements distributed in the United States.  Trident has retained supply partners that implement a comprehensive quality assurance program designed to

If contract manufacturers fail to comply with the cGMPs, this could negatively impact Trident’s reputation and ability to sell its products even though Trident is not directly liable under the cGMPs for such compliance.

Since we rely on independent third parties for the manufacture and supply of certain of our products, if these third parties fail to reliably supply products to us at required levels of quality and which are manufactured in compliance with applicable laws, then our financial condition and operating results would be harmed.

We cannot assure you that our outside contract manufacturers will continuously,  reliably supply products to us at the levels of quality, or the quantities, we require, and in compliance with applicable laws, including under the FDA’s cGMP regulations.  Additionally, while we are not presently aware of any current liquidity issues with our suppliers, we cannot assure you that they will not experience financial hardship or capacity constraints in future that could interrupt supply.
We may incur material product liability claims, which could increase our costs and harm our financial condition and operating results.

Our products will consist of vitamins, minerals and other ingredients that are classified as foods or dietary supplements and are not subject to pre-market regulatory approval in the United States. Our products could contain contaminated substances, and some of our products contain some ingredients that do not have long histories of human consumption. We rely upon published and unpublished safety information including clinical studies on ingredients used in our products. Previously unknown adverse reactions resulting from human consumption of these ingredients could occur. As a marketer of dietary and nutritional supplements and other products that are ingested by consumers or applied to their bodies, we may be subjected to various product liability claims, including that the products contain contaminants, the products include inadequate instructions as to their uses, or the products include inadequate warnings concerning side effects and interactions with other substances. It is possible that widespread product liability claims could increase our costs, and adversely affect our revenues and operating income. Moreover, liability claims arising from a serious adverse event may increase our costs through higher insurance premiums and deductibles, and may make it more difficult to secure adequate insurance coverage in the future.

Credit Risk

Our company has secured a loan of $200,000 bearing interest at the rate of 8% per annum, calculated on the principle amount of the loan outstanding. The loan and accrued and unpaid interest shall be payable in full on April 30, 2015. Our company had $75,867 in cash at the end of May 31, 2014. Unless we are able to generate cash from the sale of product or obtains long term financing, we may not be able to fulfill its obligation to pay off the loan.

RISKS RELATING TO OWNERSHIP OF OUR SECURITIES

Our stock price may be volatile, which may result in losses to our shareholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies listed on the OTCQB quotation system in which shares of our common stock are listed, have been volatile in the past and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including the following, some of which are beyond our control:

•	variations in our operating results;
•	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;
•	changes in operating and stock price performance of other companies in our industry;
•	additions or departures of key personnel; and
•	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock.

Our common shares may become thinly traded and you may be unable to sell at or near ask prices, or at all.

We cannot predict the extent to which an active public market for trading our common stock will be sustained. Although the trading volume of our common shares increased significantly recently, it has historically been sporadically or “thinly-traded” meaning that the number of persons interested in purchasing our common shares at or near bid prices at certain given time may be relatively small or non-existent.

This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community who generate or influence sales volume. Even if we came to the attention of such persons, those persons tend to be risk-averse and may be reluctant to follow, purchase, or recommend the purchase of shares of an unproven company such as ours until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company, which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

We do not anticipate paying any cash dividends to our common shareholders.

We presently do not anticipate that we will pay dividends on any of our common stock in the foreseeable future. If payment of dividends does occur at some point in the future, it would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any common stock dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings after paying the interest for the preferred stock, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends for common stock in the foreseeable future.

We are listed on the OTCQB quotation system, our common stock is subject to “penny stock” rules which could negatively impact our liquidity and our shareholders’ ability to sell their shares.

Our common stock is currently quoted on the OTCQB. We must comply with numerous NASDAQ MarketPlace rules in order to maintain the listing of our common stock on the OTCQB. There can be no assurance that we can continue to meet the requirements to maintain the quotation on the OTCQB listing of our common stock. If we are unable to maintain our listing on the OTCQB, the market liquidity of our common stock may be severely limited.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility as compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights of our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains a specific provision that eliminates the liability of our directors and officers for monetary damages to our company and shareholders. Further, we are prepared to give such indemnification to our directors and officers to the extent provided for by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

Our business is subject to changing regulations related to corporate governance and public disclosure that have increased both our costs and the risk of noncompliance.

Because our common stock is publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and FINRA, have issued requirements and regulations and continue to develop additional regulations and requirements in response to corporate scandals and laws enacted by Congress, most notably the Sarbanes-Oxley Act of 2002. Our efforts to comply with these regulations have resulted in, and are likely to continue resulting in, increased general and administrative expenses and diversion of management time and attention from revenue-generating activities to compliance activities. Because new and modified laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our unaudited financial statements and the related notes for the six month periods ended May 31, 2014 and May 31, 2013 and audited financial statements and the related notes for the fiscal years ended November 30, 2013 and November 30, 2012 that appear elsewhere in this current report. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this annual report, particularly in the section entitled “Risk Factors” beginning on page 9 of this current report.

Our financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Cash Requirements

Over the next 12 months we intend to carry on business as a food and nutrition product company. We anticipate that we will incur the following operating expenses during this period:

Estimated Funding Required During the Next 12 Months
Expense	Amount ($)

Professional fees	156,000
Rent	9,600
Sales, Travel and Marketing	280,000
Other general administrative expenses	60,000
Royalty obligations(1)	177,500
Total	683,100

(1)	Due to the Trade Mark License Agreement of June 4, 2013 that was assigned to us in the assignment Agreement dated December 23, 2013.

We will require funds of approximately $683,100 over the next twelve months to operate our business. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Purchase of Significant Equipment

We do not anticipate the purchase or sale of any plant or significant equipment during the next 12 months.

Going Concern

There is significant doubt about our ability to continue as a going concern.

As shown in the accompanying financial statements, we have incurred net losses of $278,159 since inception. This condition raises substantial doubt as to our ability to continue as a going concern. In response to these conditions, we may raise additional capital through the sale of equity securities, through an offering of debt securities or through borrowings from financial institutions or individuals. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Results of Operations for the Six Month Periods Ended May 31, 2014 and 2013, and the Fiscal Years Ended November, 2013 and 2012.

The following summary of our results of operations should be read in conjunction with our unaudited financial statements for the three month periods ended May 31, 2014 and 2013, and our audited financial statements for the fiscal years ended November 30, 2014 and 2013.

Our operating results for the three and six month periods ended May 31, 2014 and 2013 are summarized as follows:

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended	November 5, 2007 (inception) to
	May 31,	May 31,	May 31,	May 31,	May 31,
	2014	2013	2014	2013	2014

Revenues	$ Nil	$ Nil	$ Nil	$ Nil	$ Nil
Operating Expenses	$86,531	$24,487	$92,421	$27,630	$249,563
Other Expenses	$50,000	$ Nil	$50,000	$ Nil	$28,596
Net Income (Loss)	$(136,531)	$(24,487)	$(142,421)	$(27,630)	$(278,159)

We have never generated any revenues since our inception on November 5, 2007.  Expenses for the three month period ended May 31, 2014 were $86,531 as compared to $24,487 for the comparative period in 2013. The increase in our expenses is primarily due to an increase in professional fees, marketing expenses and management salaries.

Expenses

Our operating expenses for the three and six month periods ended May 31, 2014 and 2013, from inception to May 31, 2014 are outlined in the table below:

	Three Months Ended May 31,	Three Months Ended May 31,		Six Months Ended May 31,	Six Months Ended May 31,		November 5, 2007 through May 31,
	2014	2013		2014	2013		2014

Professional Fees	$31,083		$3,745	$33,333		$6,745	$93,369
Mineral Expenditure	$ Nil	$	Nil	$ Nil	$	Nil	$24,540
General & Administrative Expenses	$3,214		$20,742	$5,355		$20,885	$55,439
Marketing Expenses	$23,400	$	Nil	$23,400	$	Nil	$23,400
Management Salary	$14,000	$	Nil	$14,000	$	Nil	$14,000
Director's Fees	$12,000	$	Nil	$12,000	$	Nil	$12,000
Rent - Related Party	$1,500	$	Nil	$3,000	$	Nil	$24,200
Interest Expense	$1,333	$	Nil	$1,333	$	Nil	$2,615

Expenses for the three month period ended May 31, 2014 was $86,531 as compared to $24,487 for the comparative period in 2013. The increase in our expenses is primarily due to an increase in professional fees, marketing expenses and management salaries.

Expenses for the six month period ended May 31, 2014 was $92,421 as compared to $27,630 for the comparative year in May 31, 2013. Our increase in expenses is primarily due to the increases associated with our general administrative expenses of carrying on a business.

Equity Compensation

On August 1, 2013, the directors of our company approved the adoption of a 2013 Stock Option Plan which permits us to issue up to 4,200,000 shares of its common stock to directors, officers, employees and consultants of our company upon the exercise of stock options granted under the 2013 Stock Option Plan.

Liquidity and Financial Condition

Working Capital

	As of May 31, 2014	As of November 30, 2013

Total Assets	$76,765	$131
Total Liabilities	$279,924	$60,868
Working Capital (deficit)	$203,159	$60,737

Cash Flows
	Six Months Ended May 31, 2014	Six Months Ended May 31, 2013	November 5, 2007 (inception) through May 31, 2014

Net Cash Used in Operating Activities	$131,556	$30,065	$255,909
Net Cash Provided by Financing Activities	$207,293	$25,873	$331,776
Increase (Decrease) in Cash during the Period	$75,737	$(4,193)	$75,867
Cash and Cash Equivalents, End of Period	$75,867	$310	$75,867

As of May 31, 2014, our company had working capital deficit of $203,159, $76,765 in total current assets and $279,924 in total current liabilities.

We are dependent on funds raised through equity financings and proceeds from shareholder loans. Our net loss of $278,159 from our inception on November 5, 2007 was funded primarily by financing and loans, as well as other capital contributions.

For the six month period ended May 31, 2014, we spent $131,556 on operations as compared to $30,065 for the comparative period in 2013. Since our inception until May 31, 2014, we spent $255,909 on operations. The increase of $101,491 in our expenditures on operating activities during the six months ended May 31, 2014 was primarily due to increases in our general and administrative and operating expenses and salaries due to our management.

For the six month period ended May 31, 2014, we received $207,293 from financing activities, which consisted entirely of loans from a related party and an unrelated party. During the six month period ended May 31, 2013, we received $25,873 from financing activities, which consisted entirely of advances from related parties.

We will require additional funds to fund our budgeted expenses over the next 12 months. These funds may be raised through, equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares.

We anticipate that our expenses over the next 12 months (beginning August 2014) will be approximately $683,100 as described in the table above. These estimates may change significantly depending on the nature of our business activities and our ability to raise capital from our shareholders or other sources.

Contractual Obligations

As a “smaller reporting company”, we are not required to provide tabular disclosure obligations.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

Our operating results and operating cash flows historically have not been subject to seasonal variations. This pattern may change, however, in the event that we succeed in bringing our food and nutritional products to market.

Critical Accounting Policies

The accompanying unaudited interim financial statements of our company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in Trident’s Form 10-K filed with SEC. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for fiscal 2013 as reported in the Form 10-K have been omitted.

Basic Earnings (Loss) Per Share

ASC No. 260, “Earnings Per Share”, specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. Our company has adopted the provisions of ASC No. 260.

Basic net earnings (loss) per share amounts is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in our company.

Cash Equivalents

We consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Actual results could differ from those estimates. In accordance with ASC No. 250 all adjustments are normal and recurring.

Income Taxes

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Revenue

Our company records revenue on the accrual basis when all goods and services have been performed and delivered, the amounts are readily determinable, and collection is reasonably assured. Our company has not generated any revenue since its inception.

Advertising

Our company will expense its advertising when incurred. There has been no advertising since inception.

Recent Accounting Pronouncements

Our company has evaluated all the recent accounting pronouncements through the date the financial statements were issued and filed with the Securities and Exchange Commission and believe that none of them will have a material effect on Our company’s financial statements.

Going Concern

The accompanying financial statements are presented on a going concern basis. Our company had no operations during the period from November 5, 2007 (date of inception) to November 30, 2013 and generated a net loss of $135,738. This condition raises substantial doubt about our company’s ability to continue as a going concern. Our company is currently in the development stage and has minimal expenses, however, management believes that our company’s current cash of $131 is insufficient to cover the expenses they will incur during the next twelve months.

Stock Transactions

Transactions, other than employees’ stock issuance, are in accordance with ASC No. 505. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees’ stock issuance are in accordance with ASC No. 718. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On November 5, 2007, our company issued a total of 3,000,000 shares of common stock to Mark Holcombe for cash in the amount of $0.005 per share for a total of $15,000.

On July 23, 2008, our company issued a total of 4,000,000 shares of common stock to 27 unrelated shareholders for cash in the amount of $0.015 per share for a total of $60,000 pursuant to our company’s SB-2 registration statement.

On July 30, 2013, our company effected a 4 for 1 forward split of its share capital such that every one share of common stock to the split was exchanged for four post-split shares of common stock. As of November 30, 2013, our company had 28,000,000 shares of common stock issued and outstanding.

DESCRIPTION OF PROPERTIES

Our principal executive offices are located at 200 S. Executive Drive, Suite 101 in Brookfield, Wisconsin, 53005. Our telephone number is (262) 789 – 6689. We pay rent of approximately $300 per month for the use of this space.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of August 22, 2014 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Name and Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)

Officers and Directors
Mark Holcombe	Director and Chairman of the Compensation Committee	Common Stock	12,000,000	42.86%
Donald MacPhee	Director, Chairman of the Audit Committee and member of the Corporate Governance Committee	Common Stock	182,000	0.65%
All officers and directors as a group		Common stock,
		$0.001 par value	12,182,000	43.51%
5%+ Security Holders
None.	n/a	n/a	n/a	n/a

All 5%+ Security Holders		Common stock,
		$0.001 par value

(1)
Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)	Based on 28,000,000 shares issued and outstanding.
(3)
Continental Ingredients of Canada Inc. holds 400,000 common shares of our company and Donald MacPhee is Managing Partner of Continental Ingredients with 45.5% ownership share in Continental Ingredients.

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of our company.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following sets forth information about our directors and executive officers as of the date of this report:

Name	Age	Position

Mark Holcombe(1)	46	Director, Chairman of the Board of Directors and Chairman of the Compensation Committee.
Donald MacPhee(2)	52	Director, Chairman of the Audit Committee and member of the Corporate Governance Committee.
Scott Chapman(3)	50	Director.
Michael Browne(4)	52	President, Chief Financial Officer, Treasurer and Secretary.
Peter Salvo(5)	59	Controller.

(1)	Mark Holcombe was appointed as a Director and Treasurer of our company on November 5, 2007 and as Chairman of the Compensation Committee of our company on March 21, 2014.
(2)	Donald MacPhee was appointed as a Director and to his other roles with our company on March 21, 2014.
(3)	Scott Chapman was appointed as a Director of our company on March 21, 2014.

(4)	Michael Browne was appointed as President, Chief Financial Officer, Treasurer and Secretary of our company on March 21, 2014.
(5)	Peter Salvo was appointed as a Controller of our company on March 21, 2014.

Our directors will serve in that capacity until our next annual shareholder meeting or until his successor is elected or appointed and qualified. Officers hold their positions at the will of our Board of Directors. There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Executive Management

Our executive management team represents a significant depth of experience in public companies, food and nutritional products, marketing, and domestic and international business development. The team represents a cross-disciplinary approach to management and business development.

Donald MacPhee, Director

Donald MacPhee is a partner of Continental Ingredients Canada Inc. Mr. MacPhee co-founded Continental Ingredients in 1994 and played a major role in taking the company from $650,000 in revenue to over $50 million today. He has over 30 years of experience in the food and beverage ingredient industry. Don has worked closely with major North American food and beverage manufacturers to develop new products for their portfolios.

Mr. McPhee will be providing guidance to our company relating to product development, sourcing, and supply chain management of the various products that we will be launching within our portfolio.

Mr. McPhee holds a business administration and marketing degree from St. Lawrence College.

Scott Chapman, Director

Scott Chapman is an investment professional with over 20 years of experience both in Canada and internationally. Mr. Chapman has acted as senior vice president with Verdmont Capital (Panama City, Panama); senior partner with Lines Overseas Management (Bermuda, Bahamas); and in institutional, retail sales with Midland Walwyn (Montreal, Quebec).

Across numerous financial sectors, Mr. Chapman’s responsibilities have included corporate finance, venture capital, institutional and retail sales.

From April 2009 to present, Mr. Chapman has been the owner of Hyperion Management. Hyperion is in the consulting business of venture capital, marketing, corporate governance and sports management.  From Jun 2007 to August 2009, Mr. Chapman was the Senior Vice President of Verdmont Capital.  While at Verdmont, he traded a $300m client asset base for the full-service securities and investment management firm, including all U.S., Canadian, European and Asian markets, in addition to raising capital for numerous private and public companies.

Mr. Chapman is a native of Montreal, Quebec educated at Concordia University and has recently returned to Montreal after 10 years of working in Bermuda, the Bahamas and Panama.

Mark Holcombe, Director, Treasurer and Chairman of the Compensation Committee, Chairman of the Board of Directors

Mr. Mark Holcombe is experienced in corporate and investment banking, corporate development and asset management. Mr. Holcombe has over 23 years of banking and corporate finance experience. He has significant experience in M&A advisory, corporate restructurings and public and private debt and equity financings. Formerly, Mr. Holcombe was Managing Partner of Stirling Partners (Bahamas) Ltd.

Formerly, he was a Senior Advisor to Providence Advisors Limited, Managing Director and Head of Asset Management for Madison Williams Holdings, LLC in New York City and Head of Corporate Development/Private Equity of GEM Global Equities Management S.A. Also, He has worked as a senior investment banker at Global Hunter Securities, Donaldson, Lufkin and Jenrette, Gleacher NatWest/NatWest Markets, and ING Capital. Mr. Holcombe presently serves as a Director of Asante Gold Corporation.

Mr. Holcombe holds a B.A. from Colgate University and graduated from the Chemical Bank Corporate Finance Analyst Training Program.

Michael Browne, President, Chief Financial Officer, Treasurer and Secretary

Michael Browne is a sales and marketing professional with a leadership resume in industry-leading consumer products companies: Kellogg, Frito-Lay, Mars Inc., MillerCoors LLC. Mr. Browne has managed power brands in the categories of: ready to eat cereal, salty snacks, confectionery, mainstream and specialty beer. He has over 25 years’ business experience spanning both North American and international markets.

From September 2003 to November 2010, Mr. Browne employed by MillerCoors in various positions.  Most recently, he was the Vice President of Marketing for Above Premium from August 2008 to November 2010.  As Vice President of Marketing, Mr. Browne lead the above premium portfolio including key brands that included Blue Moon, Leinenkugel, Molson, and SAB international imports (Peroni, Pilsner Urquell, Grolsch), and super premium brands (Sparks, Miller Chill). Mr. Browne drove craft beer share growth and increases in value of key franchises.   Further, his broad range of commercial responsibilities included sales execution planning, cultivating key distributor relationships, collaborating with global trademark owners, and capability development for professional marketing staff of 24.

Peter Salvo, Controller

Peter Salvo is a professional accountant with over 25 years of experience in manufacturing, most notably in the automotive industry. Mr. Salvo has served in many capacities, most recently as controller and finance manager with Meritor Suspension Systems Company for 14 years. He has also worked for Rockwell International for 11 years as Manager of Financial Analysis. Mr. Salvo has extensive financial management experience and served as a key member of various management teams. His experience includes development of business operating plans, preparation of sales and profit projections and monitoring of results, preparation of monthly financial statements and variance analysis, cash flow forecasts, standard costing and inventory controls, capital expenditure and cost benefit analysis, implementation of internal controls and safeguarding of assets.

Mr. Salvo received his Certified Management Accountant designation in 1985 and holds a bachelor degree in commerce from McMaster University. He also has a Distinguished Financial Advisor designation-Tax Services Specialist.

Our company believes that all of our directors’ respective educational background, operational and business experience give them the qualifications and skills necessary to serve as directors and officers, respectively, of our company. Our board of directors now consists solely of Mr. Holcombe, Mr. D. MacPhee and Mr. Chapman.

Significant Employees

Our only employee is our President, Chief Financial Officer, Treasurer and Secretary, Michael Browne. Mr. Browne currently devotes 100% of his time to the company.  Mr. Browne entered into an employment contract with us beginning on March 18, 2014 for a term of one year.  Pursuant to this contract, Mr. Browne is to act as our President.  In exchange for his services to our company as President, we will compensate Mr. Browne with a base annual salary of $5,000 prior to the start of consumer sales, and $10,000 monthly thereafter. Additionally, Mr. Browne will receive the following equity options granted pursuant to our Stock Option Plan:

1.	375,000 options at $0.75 vesting at 12 months
2.	375,000 options at $1.00 vesting at 24 months; and
3.	375,000 options at $1.50 vesting at 36 months.

Family Relationships

There are no family relationships between any of our directors and officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

1.	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our shares of common stock and other equity securities, on Forms 3, 4 and 5, respectively. Executive officers, directors and greater than 10% shareholders are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year ended November 30, 2013, all filing requirements applicable to our officers, directors and greater than 10% percent beneficial owners were complied with.

Our company filed a post-effective amendment our SB-2 Registration to disclose the information reflecting the change to the corporation’s officer and director and the ownership of securities upon consummation of the transfer.

Code of Ethics

We have not adopted a code of ethics that applies to our officers, directors and employees. When we do adopt a code of ethics, we will disclose it in a Current Report on Form 8-K.

Audit Committee and Audit Committee Financial Expert

Our board of directors has determined that it does not have a member of its audit committee that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K, and is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date. In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our directors do not believe that it is necessary to have such committees because they believe the functions of such committees can be adequately performed by the members of our board of directors.

EXECUTIVE COMPENSATION

Summary Compensation Table — Fiscal Years of Our Company Ended November 30, 2013 and 2012

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)

(1)Mark Holcombe	2013	Nil	Nil	Nil	Nil	Nil	Nil
	2012	Nil	Nil	Nil	Nil	Nil	Nil

(1)	Mark Holcombe was appointed as a director and treasurer of our company on November 5, 2007.

Summary of Employment Agreements and Material Terms

Our only employee is our President, Chief Financial Officer, Treasurer and Secretary, Michael Browne. Mr. Browne currently devotes 100% of his time to the company.  Mr. Browne entered into an employment contract with us beginning on March 18, 2014 for a term of one year.  Pursuant to this contract, Mr. Browne is to act as our President.  In exchange for his services to our company as President, we will compensate Mr. Browne with a base annual salary of $5,000 prior to the start of consumer sales, and $10,000 monthly thereafter. Additionally, Mr. Browne will receive the following equity options granted pursuant to our Stock Option Plan:

1.	375,000 options at $0.75 vesting at 12 months
2.	375,000 options at $1.00 vesting at 24 months; and
3.	375,000 options at $1.50 vesting at 36 months.

Outstanding Equity Awards at Fiscal Year End

For the year ended November 30, 2013, no director or executive officer has received compensation from us pursuant to any compensatory or benefit plan. There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan, although we anticipate that we will compensate our officers and directors for services to us with stock or options to purchase stock, in lieu of cash.

Compensation of Directors

No member of our board of directors received any compensation for his services as a director during the year ended November 30, 2013.

As of May 20, 2014, our board of directors approved that our three directors would receive $24,000 per annum, in accrued salaries, payable on a quarterly basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons of Our Company

The following includes a summary of transactions since the beginning of the November 30, 2013 fiscal year, or any currently proposed transaction, in which our company was or is to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Karen Arseneault

On May 1, 2014, our company entered into a loan agreement with Rene Arseneault.  Pursuant to this agreement, Mr. Arseneault agreed to loan to our company an aggregate of USD$200,000 being an interest of 8% per annum for a term of one year.

Mr. Arseneault is the husband of Karen Arseneault. Mrs. Arseneault was appointed as one of our special advisors and granted the following options on May 5, 2014:

Number of Options	Date of Grant	Exercise Price	Expiration	Vesting from date of Grant

175,000	May 5, 2014	$0.75	May 5, 2019	12 months
175,000	May 5, 2014	$1.25	May 5, 2019	24 months

Mark Holcombe

On May 31, 2014, there is a loan payable due to Mark Holcombe, a director of our company, for $56,776 that is non-interest bearing with no specific repayment terms. This loan was by oral agreement.

In addition, our company rents office space from Mr. Holcombe for $500 per month.

Donald MacPhee

On May 5, 2014, we entered into a Product Development Agreement with Continental Ingredients Canada Inc. with respect to our plan to commercialize nutritional supplements and functional food and beverage products for sales in North America (the “Product Agreement”).

Under the Agreement, our company has exclusively engaged Continental Ingredients to provide services for the development, manufacture and supply of our products for a period of five years commencing on May 5, 2014 and ending on May 5, 2019, such term to renew automatically for a further 12 months unless either party delivers written termination notice six months prior to the expiration of the initial term or renewal period.

Continental Ingredients will submit for approval from our company, proposals for the production of any products. Once product specifications have been approved by us, the parties will enter into separate production agreements for the manufacturing, pricing and distribution of the products (the “Production Agreements”). The pricing of the products under any Production Agreements will result in a gross margin to Continental Ingredients of between 20 to 30 percent, as more particularly described in the Product Agreement.

Donald MacPhee is Managing Partner of Continental Ingredients with 45.5% ownership share in Continental Ingredients and a director of our company as of March 21, 2014. Continental Ingredients also owns 400,000 common shares of our company, which is approximately 1.43% of our issued and outstanding common stock.

Promoters and Certain Control Persons

Mark Holcombe, who is one of three directors of our company, was our only promoter in the past five fiscal years. Mr. Holcombe has not received, nor will he receive, anything of value from us, directly or indirectly in his capacity as promoter. However, he holds 12,000,000 or approximately 42.86 of our issued and outstanding common shares.  Additionally, Mr. Holcombe receives $24,000 on an accrued annual basis and the following options as of May 5, 2014:

Number of Options	Date of Grant	Exercise price	Expiration	Vesting from date of Grant

100,000	May 5, 2014	$0.75	May 5, 2019	12 months
100,000	May 5, 2014	$1.00	May 5, 2019	24 months
100,000	May 5, 2014	$1.50	May 5, 2019	36 months

Corporate Governance

We currently act with three directors, consisting of Mark Holcombe, Donald MacPhee and Scott Chapman.

We have an audit committee, compensation committee and corporate governance committee.

However, all of the members of the committees are not independent. We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have a completely independent audit, compensation or corporate governance committee at this time because we believe that the functions of such committees can be adequately performed by the board of directors. Additionally, we believe that retaining independent directors would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

Director Independence

We currently have only two independent directors, Scott Chapman and Donald MacPhee, as the term “independent” is defined by the rules of the NASDAQ Stock Market.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. Except as set forth below, we are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded on any exchange. Our common stock is quoted on the OTCQB under the trading symbol “TDNT”. We cannot assure you that there will be an active market in the future for our common stock.

Since November 5, 2007 to August 21, 2014, there have only been 8 days of active trading of our common stock on the OTCQB. We cannot assure you that there will be an active market in the future for our common stock.

OTCQB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCQB securities transactions are conducted through a telephone and computer network connecting dealers. OTCQB Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a national or regional stock exchange.

Holders

There has been no consistent active trading of our securities, and, therefore, no high and low bid pricing. As of August 22, 2014, we have 15 shareholders of record. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

We have never declared or paid any cash dividends on our common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock.

Securities Authorized for Issuance Under Equity Compensation Plans

As of August 22, 2014, we issued the following securities under our option compensation plan:

	Name and Position	Numberof Options	Date of Grant	Exercise Price	Expiration	Vesting from date of Grant

1.	Michael Browne President, Chief Financial Officer, Treasurer and Secretary	375,000 375,000 375,000	May 5, 2014 May 5, 2014 May 5, 2014	$0.75 $1.00 $1.50	May 5, 2019 May 5, 2019 May 5, 2019	12 months 24 months 36 months

2.	Donald MacPhee Director, Chairman of the Audit Committee and member of the Corporate Governance Committee	100,000 100,000 100,000	May 5, 2014 May 5, 2014 May 5, 2014	$0.75 $1.00 $1.50	May 5, 2019 May 5, 2019 May 5, 2019	12 months 24 months 36 months

3.	Scott Chapman Director	100,000 100,000 100,000	May 5, 2014 May 5, 2014 May 5, 2014	$0.75 $1.00 $1.50	May 5, 2019 May 5, 2019 May 5, 2019	12 months 24 months 36 months

4.	Mark Holcombe Director, Chairman of the Board of Directors and Chairman of the Compensation Committee	100,000 100,000 100,000	May 5, 2014 May 5, 2014 May 5, 2014	$0.75 $1.00 $1.50	May 5, 2019 May 5, 2019 May 5, 2019	12 months 24 months 36 months

5.	Peter Salvo Controller	50,000 50,000 50,000	May 5, 2014 May 5, 2014 May 5, 2014	$0.75 $1.00 $1.50	May 5, 2019 May 5, 2019 May 5, 2019	12 months 24 months 36 months

6.	Robert Campbell Special Advisor	175,000 175,000	May 5, 2014 May 5, 2014	$0.75 $1.25	May 5, 2019 May 5, 2019	12 months 24 months

7.	Karen Arseneault Special Advisor	175,000 175,000	May 5, 2014 May 5, 2014	$0.75 $1.25	May 5, 2019 May 5, 2019	12 months 24 months

	Total:	2,875,000

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 300,000,000 shares of common stock, par value of $0.001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Stockholders do not have pre-emptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, rateably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our amended and restated articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of our company or changing its board of directors and management. According to our bylaws and articles of incorporation, neither the holders of our company’s common stock nor the holders of our company’s preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of our company’s issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace our company’s board of directors or for a third party to obtain control of our company by replacing its board of directors.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

(1)	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or
(2)
if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Transfer Agent and Registrar

Our independent stock transfer agent is Holladay Stock Transfer. Their mailing address is 2939 N. 67 Place, Scottsdale, Arizona, 85251.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that no director or officer of our company will be personally liable to our company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the unlawful payment of dividends. In addition, our bylaws permit for the indemnification and insurance provisions in Chapter 78 of the NRS.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling our company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Further, in the normal course of business, we may have in our contracts indemnification clauses, written as either mutual where each party will indemnify, defend, and hold each other harmless against losses arising from a breach of representations or covenants, or out of intellectual property infringement or other claims made against certain parties; or single where we have agreed to hold certain parties harmless against losses etc.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On May 5, 2014, we issued the following unregistered securities under our option compensation plan that was adopted August 1, 2013 by our company:

	Name and Position	Number of Options	Date of Grant	Exercise price	Expiration	Vesting from Date of Grant

1.	Michael Browne President, Chief Financial Officer, Treasurer and Secretary	375,000 375,000 375,000	May 5, 2014 May 5, 2014 May 5, 2014	$0.75 $1.00 $1.50	May 5, 2019 May 5, 2019 May 5, 2019	12 months 24 months 36 months

2.	Donald MacPhee Director, Chairman of the Audit Committee and member of the Corporate Governance Committee	100,000 100,000 100,000	May 5, 2014 May 5, 2014 May 5, 2014	$0.75 $1.00 $1.50	May 5, 2019 May 5, 2019 May 5, 2019	12 months 24 months 36 months

3.	Scott Chapman Director	100,000 100,000 100,000	May 5, 2014 May 5, 2014 May 5, 2014	$0.75 $1.00 $1.50	May 5, 2019 May 5, 2019 May 5, 2019	12 months 24 months 36 months

4.	Mark Holcombe Director, Chairman of the Board of Directors and Chairman of the Compensation Committee	100,000 100,000 100,000	May 5, 2014 May 5, 2014 May 5, 2014	$0.75 $1.00 $1.50	May 5, 2019 May 5, 2019 May 5, 2019	12 months 24 months 36 months

5.	Peter Salvo Controller	50,000 50,000 50,000	May 5, 2014 May 5, 2014 May 5, 2014	$0.75 $1.00 $1.50	May 5, 2019 May 5, 2019 May 5, 2019	12 months 24 months 36 months

6.	Robert Campbell Special Advisor	175,000 175,000	May 5, 2014 May 5, 2014	$0.75 $1.25	May 5, 2019 May 5, 2019	12 months 24 months

7.	Karen Arseneault Special Advisor	175,000 175,000	May 5, 2014 May 5, 2014	$0.75 $1.25	May 5, 2019 May 5, 2019	12 months 24 months

	Total:	2,875,000

The 2013 Stock Option Plan which permits us to issue up to 4,200,000 shares of its common stock to directors, officers, employees and consultants of the Company upon the exercise of stock options granted under the 2013 Stock Option Plan.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective March 21, 2014, Donald MacPhee and Scott Chapman were appointed as directors of our company. Additionally, Mark Holcombe resigned as Chief Executive Officer, President and Secretary of our company. Mr. Holcombe’s resignations were not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.

Concurrently with Mr. Holcombe’s resignation from the above offices, the following people were appointed to their respective offices:

1.	Michael Browne as:
a.	President;
b.	Chief Financial Officer;
c.	Treasurer; and
d.	Secretary;
2.	Peter Salvo as Controller;
3.	Donald MacPhee as:
a.	Chairman of the Audit Committee of our company; and
b.	a member of the Corporate Governance Committee;
4.	Scott MacPhee as:
a.	a member of the Audit Committee of our company;
b.	a member of the Compensation Committee of our company; and
c.	Chairman of the Corporate Governance Committee; and
5.	Mark Holcombe as:
a.	Chairman of the Compensation Committee of our company; and
b.	Chairman of the Board of Directors of our company.

Our company believes that all of our directors’ respective educational background, operational and business experience give them the qualifications and skills necessary to serve as director and officers, respectively, of our company. Our board of directors now consists of Mark Holcombe, Donald MacPhee and Scott Chapman.

For certain biographical and other information regarding the newly appointed officer and director, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

As a result of the consummation of the transaction described in Item 2.01 of this Current Report on Form 8-K, and the expansion of our resulting operations, we believe that we are no longer a “shell company”, as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

Filed herewith are:

•	Audited financial statements of our company for the fiscal years ended November 30, 2013 and 2012.
•	Unaudited financial statements of our company for the six month periods ended May 31, 2014 and 2013.

(d) Exhibits

Exhibit No.	Description

10.1
Trade Mark License Agreement among Everlast World’s Boxing Headquarters Corp., International Brand Management & Licensing, Sports Nutrition Products, Inc. and Manchester Capital, Inc. dated June 4, 2013.

10.2
Deed of Assignment Agreement among our company, Everlast World’s Boxing Headquarters Corp., International Brand Management & Licensing, Sports Nutrition Products, Inc. and Manchester Capital, Inc. dated December 23, 2013 (incorporated by reference to our Current Report on Form 8-K filed on January 21, 2014 as Exhibit 10.3).

10.3	Loan Agreement with Rene Arseneault dated May 1, 2014.

10.4	Product Development Agreement with Continental Ingredients Canada Inc. dated May 5, 2014 (incorporated by reference to our Current Report on Form 8-K filed on May 14, 2014 as Exhibit 10.1).

10.5	Employment Agreement between our company and Michael Browne dated March 18, 2014.

21	List of Subsidiaries: 1. Trident Brands Canada Limited, a Province of British Columbia corporation; and 2. Sports Nutrition Products Inc., a State of Nevada corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2014

TRIDENT BRANDS INCORPORATED

By: /s/ Michael Browne
Michael Browne
President, Chief Financial Officer, Treasurer, Secretary and Director

                               GEORGE STEWART, CPA
                              316 17TH AVENUE SOUTH
                            SEATTLE, WASHINGTON 98144
                        (206) 328-8554 FAX(206) 328-0383

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Trident Brands Inc.

I have  audited the  accompanying  balance  sheets of Trident  Brands  Inc.  (An
Exploration  Stage  Company) as of November  30, 2013 and 2012,  and the related statements  of  operations,  stockholders'  equity  and cash flows for the years ended  November  30,  2013 and 2012 and for the  period  from  November  5, 2007
(inception),   to  November  30,  2013.  These  financial   statements  are  the
responsibility of the Company's  management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in  accordance  with the  standards  of the Public  Company
Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates  made by  management,  as well as evaluating  the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all
material   respects,   the  financial  position  of  Trident  Brands  Inc.,  (An
Exploration  Stage Company) as of November 30, 2013 and 2012, and the results of its operations and cash flows for the years ended November 30, 2013 and 2012 and the period from November 5, 2007 (inception), to November 30, 2013 in conformity with generally accepted accounting principles in the United States of America.

The accompanying  financial  statements have been prepared  assuming the Company will  continue as a going  concern.  As discussed  in Note # 4 to the  financial statements,  the Company has had no operations and has no established  source of revenue.  This raises substantial doubt about its ability to continue as a going concern.  Management's plan in regard to these matters is also described in Note
# 4. The financial  statements do not include any adjustments  that might result from the outcome of this uncertainty.

/s/ George Stewart
----------------------------------
Seattle, Washington
February 9, 2014

                           TRIDENT BRANDS INCORPORATED
                        (f/k/a SANDFIELD VENTURES CORP.)
                          (A Development Stage Company)
                                  Balance Sheet
--------------------------------------------------------------------------------

                                                                          As of                As of
                                                                       November 30,         November 30,
                                                                          2013                 2012
                                                                       ----------           ----------

                                     ASSETS

CURRENT ASSETS
  Cash                                                                 $      131           $    4,503
                                                                       ----------           ----------
TOTAL CURRENT ASSETS                                                          131                4,503
                                                                       ----------           ----------

      TOTAL ASSETS                                                     $      131           $    4,503
                                                                       ==========           ==========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts Payable                                                         11,385                4,800
  Loan Payble - Related Party                                              49,483                5,000
                                                                       ----------           ----------
TOTAL CURRENT LIABILITIES                                                  60,868                9,800
                                                                       ----------           ----------

      TOTAL LIABILITIES                                                    60,868                9,800
                                                                       ----------           ----------
STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 300,000,000 shares
   authorized; 28,000,000 shares issued and outstanding as of
   November 30, 2013 and November 30, 2012                                 28,000               28,000
  Additional paid-in capital                                               47,000               47,000
  Deficit accumulated during exploration stage                           (135,738)             (80,297)
                                                                       ----------           ----------
TOTAL STOCKHOLDERS' EQUITY                                                (60,738)              (5,297)
                                                                       ----------           ----------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                         $      131           $    4,503
                                                                       ==========           ==========

                        See Notes to Financial Statements

                           TRIDENT BRANDS INCORPORATED
                        (f/k/a SANDFIELD VENTURES CORP.)
                          (A Development Stage Company)
                             Statement of Operations
--------------------------------------------------------------------------------

                                                                                            November 5, 2007
                                                                                              (inception)
                                                  Year Ended             Year Ended             through
                                                 November 30,           November 30,          November 30,
                                                     2013                   2012                  2013
                                                 ------------           ------------          ------------

REVENUES
  Revenues                                       $         --           $         --          $         --
                                                 ------------           ------------          ------------
TOTAL REVENUES                                             --                     --                    --

Mineral Expenditures                                       --                     --                24,540
Professional Fees                                      22,655                  7,800                60,155
General & Administrative Expenses                      30,908                  5,314                49,965
Rent - Related Party                                    2,000                  4,800                21,200
Interest Expense                                           --                    933                 1,281
                                                 ------------           ------------          ------------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES                55,563                 18,848               157,142
                                                 ------------           ------------          ------------
OTHER INCOME (EXPENSES)
  Other Income
  Gain on Note Payable Forgiveness                         --                 21,281                21,281
  Gain on Foreign Exchange                                123                     --                   123
                                                 ------------           ------------          ------------
TOTAL OTHER INCOME (EXPENSES)                             123                 21,281                21,404
                                                 ------------           ------------          ------------

NET INCOME (LOSS)                                $    (55,441)          $      2,434          $   (135,738)
                                                 ============           ============          ============

BASIC EARNING (LOSS) PER SHARE                   $      (0.00)         $       0.00
                                                 ============          ============
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                         28,000,000             28,000,000
                                                 ============          ============

                        See Notes to Financial Statements

                           TRIDENT BRANDS INCORPORATED
                        (f/k/a SANDFIELD VENTURES CORP.)
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Equity
           From November 5, 2007 (Inception) through November 30, 2013
--------------------------------------------------------------------------------

                                                                                              Deficit
                                                                                            Accumulated
                                                                 Common        Additional     During
                                                  Common         Stock          Paid-in     Exploration
                                                  Stock          Amount         Capital        Stage           Total
                                                  -----          ------         -------        -----           -----

BALANCE, NOVEMBER 5, 2007                             --        $     --       $     --     $       --       $      --

Stock issued for cash on November 5, 2007
 @ $0.00125 per share                         12,000,000          12,000          3,000                         15,000

Net loss, November 30, 2007                                                                       (690)           (690)
                                             -----------        --------       --------     ----------       ---------
BALANCE, NOVEMBER 30, 2007                    12,000,000          12,000          3,000           (690)         14,310
                                             ===========        ========       ========     ==========       =========
Stock issued for cash on July 23, 2008
 @  0.00375 per share                         16,000,000          16,000         44,000                         60,000

Net loss, November 30, 2008                                                                    (27,885)        (27,885)
                                             -----------        --------       --------     ----------       ---------
BALANCE, NOVEMBER 30, 2008                    28,000,000          28,000         47,000        (28,575)         46,425
                                             ===========        ========       ========     ==========       =========
Net loss, November 30, 2009                                                                    (22,588)        (22,588)
                                             -----------        --------       --------     ----------       ---------
BALANCE, NOVEMBER 30, 2009                    28,000,000          28,000         47,000        (51,163)         23,837
                                             ===========        ========       ========     ==========       =========
Net loss, November 30, 2010                                                                    (14,801)        (14,801)
                                             -----------        --------       --------     ----------       ---------
BALANCE, NOVEMBER 30, 2010                    28,000,000          28,000         47,000        (65,964)          9,036
                                             ===========        ========       ========     ==========       =========
Net loss, November 30, 2011                                                                    (16,767)        (16,767)
                                             -----------        --------       --------     ----------       ---------
BALANCE, NOVEMBER 30, 2011                    28,000,000          28,000         47,000        (82,731)         (7,731)
                                             ===========        ========       ========     ==========       =========
Net loss, November 30, 2012                                                                      2,434           2,434
                                             -----------        --------       --------     ----------       ---------
BALANCE, NOVEMBER 30, 2012                    28,000,000          28,000         47,000        (80,297)         (5,297)
                                             ===========        ========       ========     ==========       =========
Net loss, November 30, 2013                                                                    (55,441)        (55,441)
                                             -----------        --------       --------     ----------       ---------

BALANCE, NOVEMBER 30, 2013                    28,000,000        $ 28,000       $ 47,000     $ (135,738)      $ (60,738)
                                             ===========        ========       ========     ==========       =========

Note: On July 30, 2013 the Company effected a 4 for 1 forward split of its share capital such that every one share of common stock issued and outstanding prior to the split was exchanged for four post-split shares of common stock. These forward splits have been retro-actively applied to all previous periods.

                       See Notes to Financial Statements

                           TRIDENT BRANDS INCORPORATED
                        (f/k/a SANDFIELD VENTURES CORP.)
                          (A Development Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                                                        November 5, 2007
                                                                                                          (inception)
                                                                 Year Ended           Year Ended            through
                                                                November 30,         November 30,         November 30,
                                                                    2013                 2012                 2013
                                                                 ----------           ----------           ----------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                              $  (55,441)          $    2,434           $ (135,738)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:

  Changes in operating assets and liabilities:
    Deposits                                                             --                5,000                   --
    Pre-paid Rent                                                        --                4,800                   --
    Accounts Payable and Accrued Liabilities                          6,585                3,672               11,385
                                                                 ----------           ----------           ----------
          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES       (48,856)              15,906             (124,353)

CASH FLOWS FROM INVESTING ACTIVITIES

          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES            --                   --                   --

CASH FLOWS FROM FINANCING ACTIVITIES
  Note Payble                                                            --              (20,000)                  --
  Loan Payble - Related Party                                        44,483                5,000               49,483
  Issuance of common stock                                               --                   --               75,000
                                                                 ----------           ----------           ----------
          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES        44,483              (15,000)             124,483
                                                                 ----------           ----------           ----------

NET INCREASE (DECREASE) IN CASH                                      (4,372)                 906                  131

CASH AT BEGINNING OF YEAR                                             4,503                3,597                   --
                                                                 ----------           ----------           ----------

CASH AT END OF YEAR                                              $      131           $    4,503           $      131
                                                                 ==========           ==========           ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                       $       --           $       --           $       --
                                                                 ==========           ==========           ==========

  Income Taxes                                                   $       --           $       --           $       --
                                                                 ==========           ==========           ==========

                        See Notes to Financial Statements

                           TRIDENT BRANDS INCORPORATED
                        (f/k/a SANDFIELD VENTURES CORP.)
                          (A Development Stage Company)
                          Notes to Financial Statements
                                November 30, 2013
--------------------------------------------------------------------------------

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Trident Brands  Incorporated  (f/k/a Sandfield Ventures Corp.) (the Company) was
incorporated  under the laws of the State of Nevada on  November  5,  2007.  The
Company was formed to engage in the acquisition,  exploration and development of natural resource properties.

The  Company  is in the  development  stage.  Its  activities  to date have been limited to capital formation, organization, development of its business plan and has completed the first two stages of its exploration program.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The Company's  financial  statements  are prepared  using the accrual  method of accounting. The Company has elected a November 30, year-end.

BASIC EARNINGS (LOSS) PER SHARE

ASC No. 260, "Earnings Per Share",  specifies the computation,  presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. The Company has adopted the provisions of ASC No. 260.

Basic net  earnings  (loss) per share  amounts is computed  by dividing  the net earnings  (loss) by the weighted  average  number of common shares  outstanding.
Diluted  earnings  (loss)  per share are the same as basic  earnings  (loss) per share due to the lack of dilutive items in the Company.

CASH EQUIVALENTS

The Company considers all highly liquid  investments  purchased with an original maturity of three months or less to be cash equivalents.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial  statements in conformity  with generally  accepted accounting principles requires management to make estimates and assumptions that affect  the  reported  amounts  of assets  and  liabilities  and  disclosure  of contingent  assets and  liabilities at the date of the financial  statements and the  reported  amounts of revenues  and expenses  during the  reporting  period.
Actual results could differ from those estimates. In accordance with ASC No. 250 all adjustments are normal and recurring.

                           TRIDENT BRANDS INCORPORATED
                        (f/k/a SANDFIELD VENTURES CORP.)
                          (A Development Stage Company)
                          Notes to Financial Statements
                                November 30, 2013
--------------------------------------------------------------------------------

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

INCOME TAXES

Income taxes are provided in accordance with ASC No. 740,  Accounting for Income
Taxes.  A  deferred  tax  asset  or  liability  is  recorded  for all  temporary
differences   between  financial  and  tax  reporting  and  net  operating  loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management,  it is more likely than not that some portion of all of the deferred tax assets will be realized.  Deferred tax assets and  liabilities  are adjusted for the effects of changes in tax laws and rates on the date of enactment.

REVENUE

The Company  records  revenue on the accrual  basis when all goods and  services have been performed and  delivered,  the amounts are readily  determinable,  and collection  is  reasonably  assured.  The Company has not  generated any revenue since its inception.

ADVERTISING

The  Company  will  expense its  advertising  when  incurred.  There has been no advertising since inception.

NOTE 3. RECENT ACCOUNTING PRONOUCEMENTS

The Company has evaluated all the recent accounting  pronouncements  through the date the  financial  statements  were issued and filed with the  Securities  and
Exchange Commission and believe that none of them will have a material effect on the Company's financial statements.

NOTE 4. GOING CONCERN

The  accompanying  financial  statements are presented on a going concern basis.
The Company had no  operations  during the period from November 5, 2007 (date of inception)  to November  30, 2013 and  generated  a net loss of  $135,738.  This condition raises  substantial doubt about the Company's ability to continue as a going concern. The Company is currently in the development stage and has minimal expenses,  however,  management believes that the company's current cash of $131 is  insufficient  to cover the  expenses  they will incur during the next twelve months.

NOTE 5. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common.

                           TRIDENT BRANDS INCORPORATED
                        (f/k/a SANDFIELD VENTURES CORP.)
                          (A Development Stage Company)
                          Notes to Financial Statements
                                November 30, 2013
--------------------------------------------------------------------------------

NOTE 6. RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property.  Between June
1, 2009 and August 31, 2009 and the month of  September  2012 the Company paid a director $300 per month for use of office space and services.  Between September
1, 2009 and August 31, 2012 and August 1, 2013 and November 30, 2013 the Company
paid a director $500 per month for use of office space and services.

As of November 30,  2013,  there is a loan  payable due to Mark  Holcombe,  sole officer and director of the Company,  for $49,483 that is  non-interest  bearing with no specific repayment terms.

The sole officer and director of the Company may, in the future, become involved in other business opportunities as they become available, he may face a conflict in  selecting  between  the Company and his other  business  opportunities.  The
Company has not formulated a policy for the resolution of such conflicts.

NOTE 7. INCOME TAXES

                                                      As of November 30, 2013
                                                      -----------------------
     Deferred tax assets:
       Net operating tax carryforwards                        $ 135,738
       Tax rate                                                      34%
                                                              ---------
     Gross deferred tax assets                                   47,508
     Valuation allowance                                        (47,508)
                                                              ---------

     Net deferred tax assets                                  $       0
                                                              =========

Realization of deferred tax assets is dependent upon  sufficient  future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce  taxable  income.  As the  achievement of required  future taxable income is uncertain,  the Company  recorded a valuation allowance.

NOTE 8. NET OPERATING LOSSES

As of November 30, 2013,  the Company has a net operating loss  carryforward  of approximately  $135,738.  Net operating loss carryforwards  expires twenty years from the date the loss was incurred.

                           TRIDENT BRANDS INCORPORATED
                        (f/k/a SANDFIELD VENTURES CORP.)
                          (A Development Stage Company)
                          Notes to Financial Statements
                                November 30, 2013
--------------------------------------------------------------------------------

NOTE 9. STOCK TRANSACTIONS

Transactions,  other than employees' stock issuance,  are in accordance with ASC
No. 505.  Thus  issuances  shall be accounted for based on the fair value of the consideration  received.  Transactions  with  employees'  stock  issuance are in accordance with ASC No. 718. These issuances shall be accounted for based on the fair  value  of the  consideration  received  or the fair  value  of the  equity instruments issued, or whichever is more readily determinable.

On November 5, 2007,  the Company  issued a total of 3,000,000  shares of common stock to Mark Holcombe for cash in the amount of $0.005 per share for a total of
$15,000.

On July 23, 2008, the Company issued a total of 4,000,000 shares of common stock to 27  unrelated  shareholders  for cash in the amount of $0.015 per share for a total of $60,000 pursuant to the Compay's SB-2 registration statement.

On July 30,  2013,  the  Company  effected a 4 for 1 forward  split of its share capital such that every one share of common stock to the split was exchanged for four post-split shares of common stock. As of November 30, 2013, the Company had
28,000,000 shares of common stock issued and outstanding.

NOTE 10. STOCKHOLDERS' EQUITY

The  stockholders'  equity section of the Company contains the following classes of capital stock as of November 30, 2013:

Common  stock,  $ 0.001 par value:  300,000,000  shares  authorized;  28,000,000 shares issued and outstanding.

NOTE 11. SUBSEQUENT EVENTS

On December 23, 2013,  the Company  entered into a Deed of Assignment  Agreement with Everlast World's Boxing Headquarters Corp.,  International Brand Management
Limited,  Sports Nutrition Products,  Inc. and Manchester Capital,  Inc. wherein
Everlast,  International  Brand,  Sports  Nutrition and  Manchester  Capital are
parties to a trade mark license and Sports  Nutrition,  a New York  corporation, has assigned its interest in the trade mark license to the Company.

Pursuant to the terms of the assignment agreement,  Sports Nutrition assigns all of its rights,  title,  interest  and  benefit to the trade mark  license to the
Company  effective  December  23,  2013 and the  Company  will assume all of the obligations  of Sports  Nutrition  under the license  agreement  through  Sports
Nutrition's  wholly owned subsidiary,  Sports Nutrition  Products Inc., a Nevada corporation.  The Company shall remain responsible to Everlast and International
Brand for all acts and omissions of the subsidiary,  Sports  Nutrition  Products
Inc.

                           TRIDENT BRANDS INCORPORATED
                        (f/k/a SANDFIELD VENTURES CORP.)
                          (A Development Stage Company)
                                  Balance Sheet
--------------------------------------------------------------------------------

                                                                  (unaudited)           (audited)
                                                                     As of                As of
                                                                  May 31, 2014       November 30, 2013
                                                                  ------------       -----------------

                                     ASSETS

CURRENT ASSETS
  Cash                                                             $   75,867           $      131
  Prepaid                                                                 898                   --
                                                                   ----------           ----------
TOTAL CURRENT ASSETS                                                   76,765                  131
                                                                   ----------           ----------

      TOTAL ASSETS                                                 $   76,765           $      131
                                                                   ==========           ==========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts Payable                                                 $    1,815           $   11,385
  Accrued Liability                                                    21,333                   --
  Loan Payable - Related Party                                         56,776               49,483
  Loan Payable - Third Party                                          200,000                   --
                                                                   ----------           ----------
TOTAL CURRENT LIABILITIES                                             279,924               60,868
                                                                   ----------           ----------

      TOTAL LIABILITIES                                               279,924               60,868
                                                                   ----------           ----------
STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 300,000,000 shares
   authorized; 28,000,000 shares issued and outstanding
   as of May 31, 2014 and November 30, 2013                            28,000               28,000
  Additional paid-in capital                                           47,000               47,000
  Deficit accumulated during exploration stage                       (278,159)            (135,738)
                                                                   ----------           ----------
TOTAL STOCKHOLDERS' EQUITY                                           (203,159)             (60,738)
                                                                   ----------           ----------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                     $   76,765           $      131
                                                                   ==========           ==========

                        See Notes to Financial Statements

                           TRIDENT BRANDS INCORPORATED
                        (f/k/a SANDFIELD VENTURES CORP.)
                          (A Development Stage Company)
                       Statement of Operations (unaudited)
--------------------------------------------------------------------------------

                                                                                                             November 5, 2007
                                           Three Months     Three Months      Six Months       Six Months      (inception)
                                              Ended            Ended            Ended            Ended           through
                                           May 31, 2014     May 31, 2013     May 31, 2014     May 31, 2013     May 31, 2014
                                           ------------     ------------     ------------     ------------     ------------

REVENUES
  Revenues                                 $         --     $         --     $         --     $         --     $         --
                                           ------------     ------------     ------------     ------------     ------------
TOTAL REVENUES                                       --               --               --               --               --

Professional Fees                                31,083            3,745           33,333            6,745           93,369
Mineral Expenditures                                 --               --               --               --           24,540
General & Administrative Expenses                 3,214           20,742            5,355           20,885           55,439
Marketing Expenses                               23,400               --           23,400               --           23,400
Management Salary                                14,000               --           14,000               --           14,000
Director's Fees                                  12,000               --           12,000               --           12,000
Rent - Related Party                              1,500               --            3,000               --           24,200
Interest Expense                                  1,333               --            1,333               --            2,615
                                           ------------     ------------     ------------     ------------     ------------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES         (86,531)         (24,487)         (92,421)         (27,630)        (249,563)

Other Income (Expenses)
  Royalty Fees                                  (50,000)              --          (50,000)              --          (50,000)
  Other Income                                       --               --              123
  Gain on Note Payable Forgiveness                   --               --               --               --           21,281
                                           ------------     ------------     ------------     ------------     ------------
TOTAL OTHER INCOME (EXPENSES)                   (50,000)              --          (50,000)              --          (28,596)
                                           ------------     ------------     ------------     ------------     ------------

NET INCOME (LOSS)                          $   (136,531)    $    (24,487)    $   (142,421)    $    (27,630)    $   (278,159)
                                           ============     ============     ============     ============     ============

BASIC EARNING (LOSS) PER SHARE             $      (0.00)    $      (0.00)    $      (0.00)    $      (0.00)
                                           ============     ============     ============     ============
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                   28,000,000       28,000,000       28,000,000       28,000,000
                                           ============     ============     ============     ============

                        See Notes to Financial Statements

                           TRIDENT BRANDS INCORPORATED
                        (f/k/a SANDFIELD VENTURES CORP.)
                          (A Development Stage Company)
                       Statement of Cash Flows (unaudited)
--------------------------------------------------------------------------------

                                                                                                         November 5, 2007
                                                                  Six Months           Six Months          (inception)
                                                                    Ended                Ended               through
                                                                 May 31, 2014         May 31, 2013         May 31, 2014
                                                                 ------------         ------------         ------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                               $ (142,421)          $  (27,630)          $ (278,159)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:

  Changes in operating assets and liabilities:
    Pre-paid Rent                                                       (898)                  --                 (898)
    Accounts Payable and Accrued Liabilities                          11,763               (2,435)              23,148
                                                                  ----------           ----------           ----------
          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES       (131,556)             (30,065)            (255,909)

CASH FLOWS FROM INVESTING ACTIVITIES

          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES             --                   --                   --

CASH FLOWS FROM FINANCING ACTIVITIES
  Loan Payable - Related Party                                         7,293               25,873               56,776
  Loan Payable - Third Party                                         200,000              200,000
  Issuance of common stock                                                --                   --               75,000
                                                                  ----------           ----------           ----------
          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES        207,293               25,873              331,776
                                                                  ----------           ----------           ----------

NET INCREASE (DECREASE) IN CASH                                       75,737               (4,193)              75,867

CASH AT BEGINNING OF PERIOD                                              131                4,503                   --
                                                                  ----------           ----------           ----------

CASH AT END OF PERIOD                                             $   75,867           $      310           $   75,867
                                                                  ==========           ==========           ==========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                        $       --           $       --           $       --
                                                                  ==========           ==========           ==========

  Income Taxes                                                    $       --           $       --           $       --
                                                                  ==========           ==========           ==========

                        See Notes to Financial Statements

                           TRIDENT BRANDS INCORPORATED
                        (f/k/a SANDFIELD VENTURES CORP.)
                          (A Development Stage Company)
                          Notes to Financial Statements
                                  May 31, 2014
--------------------------------------------------------------------------------

NOTE 1. BASIS OF PRESENTATION

The  accompanying  unaudited  interim  financial  statements  of Trident  Brands
Incorporated  have  been  prepared  in  accordance  with  accounting  principles generally  accepted  in the  United  States  of  America  and the  rules  of the
Securities and Exchange  Commission,  and should be read in conjunction with the audited financial  statements and notes thereto contained in Trident's Form 10-K filed with SEC. In the opinion of  management,  all  adjustments,  consisting of normal  recurring  adjustments,  necessary for a fair  presentation of financial position and the results of operations  for the interim  periods  presented have been reflected  herein.  The results of operations  for interim  periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial  statements  which would  substantially  duplicate the  disclosure contained in the audited financial statements for fiscal 2013 as reported in the
Form 10-K have been omitted.

NOTE 2. GOING CONCERN

As of May 31,  2014,  Trident has not  generated  revenues  and has  accumulated losses  since  inception.  The  continuation  of Trident  as a going  concern is dependent  upon the  continued  financial  support  from its  shareholders,  its ability to obtain  necessary equity  financing to continue  operations,  and the attainment of profitable  operations.  These  factors  raise  substantial  doubt regarding Trident's ability to continue as a going concern.

NOTE 3. LOAN PAYABLE - RELATED PARTY

As of May 31, 2014,  there is a loan payable due to Mark Holcombe,  sole officer and director of the Company,  for $56,776 that is  non-interest  bearing with no specific repayment terms.

NOTE 4. LOAN PAYABLE - THIRD PARTY

On May 1,  2014,  Trident  obtained  a short  term  loan of  $200,000  from Rene
Arseneault.  The loan bears  interest at the rate of 8.0% per annum,  payable on maturity,  calculated on the principle  amount of the loan  outstanding.  Unless paid earlier,  the loan and accrued and unpaid interest shall be payable in full on  April  30,  2015.  As of May  31,  2014,  the  full  amount  of the  loan is outstanding and the accrued interest expense is $1,333.

NOTE 5. WARRANTS AND OPTIONS

On May 5, 2014,  Trident  granted an  aggregate of  2,875,000  stock  options to directors,  officers,  employees  and  consultants  of the  Company  pursuant to
Trident's 2013 Stock Plan. The stock options are exercisable for five years from the date of grant at  exercise  prices of $0.75 per share for shares  vesting 12 months from the date of issuance,  $1.00 per share for shares  vesting 24 months from the date of issuance  and $1.50 for shares  vesting 36 months from the date of issuance.  Of the 2,875,000 stock options granted,  Trident granted 1,125,000 stock options to its president,  Michael Brown; 300,000 stock options to each of its  directors,  Donald  MacPhee,  Scott Chapman,  Mark Holcombe;  150,000 stock options to its controller, Peter Salvo; and 350,000 stock options to each of its special advisors, Robert Campbell and Karen Arsenault.